Exhibit 10.4

SECOND AMENDMENT TO CONSULTING AGREEMENT AND ADVISORY AGREEMENT

This Second Amendment (the “Amendment”) to the Consulting Agreement and Advisory Agreement, by and between Lipella Pharmaceuticals Inc. (the “Company”) and Spartan Capital Securities, LLC (the “Consultant”), is made as of February 28, 2025. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Consulting Agreement (as defined below).

WITNESSETH

WHEREAS, the Company and the Consultant entered into the Consulting Agreement on December 5, 2024, and amended the Consulting Agreement on December 10, 2024 (collectively, the “Consulting Agreement”); and

WHEREAS, the Company and the Consultant desire to further amend the Consulting Agreement to provide that the Consultant shall be entitled to additional consulting cash fees and shares on a pro rata basis for the full $7,200,000 raised in each of the Private Placement and Mirror Offering, including the exercise of the over-allotment options for such offerings.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Consultant agree as follows:

1. Amendment to Compensation. Section 3 of the Consulting Agreement is hereby amended and restated by substituting such section in its entity as follows:

“3. Compensation.

3.1       Cash Fee. The Company shall pay a cash fee of $360,000, which amount shall be paid out of the escrow account established in connection with the Private Placement. Such cash fee shall be paid on a pro rata basis according to the amount of gross proceeds received. Such cash fee shall be paid on a pro rata basis, based on an aggregate of $7,200,000 of Shares in the Private Placement (inclusive of the over-allotment option to purchase up to $1,200,000 of additional Shares), according to the amount of proceeds payable at each closing of the Private Placement from the escrow account established and maintained in connection with the Private Placement.

All fees in connection with section 3.1 – 3.5 are non-refundable.

3.2       Stock Compensation. The Company shall issue the Consultant an aggregate of 840,000 shares of the Company’s Series C voting convertible preferred stock, par value $0.0001 per share (the “Series C Preferred Stock”), inclusive of the over-allotment option to purchase up to $1,200,000 additional Shares, which will be issued on a pro rata basis at each closing of the Private Placement and shall be determined by the amount of proceeds received by the Company upon each such closing (for example, if an aggregate of $5,000,000 of Shares are sold in the Private Placement, then the Company shall issue an aggregate of 583,333 shares of Series C Preferred Stock instead of an aggregate of 840,000 shares of Series C Preferred Stock) (such shares of Series C Preferred Stock, the “Consultant Shares”). The Consultant Shares shall be issued to Consultant, or its designee, within five (5) business days after the date of each such closing of the Private Placement and shall be fully paid and non-assessable and deemed fully earned. The Consultant Shares will be “restricted securities” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”). The Consultant Shares will be included in the Registration Statement (as defined in the Placement Agent Agreement) and shall be subject to the voting agreement to be entered into in connection with the Private Placement, pursuant to which the Consultant will assign certain rights to the Consultant Shares to the Company and/or its management (the “Voting Agreement”). The Consultant Shares will be exempt from registration under the Securities Act in reliance on Rule 506(b) of the Securities Act, and upon issuance, will be acquired by the Consultant solely for its account for investment and not with a view to, or for resale in connection with, any distribution. The Consultant does not intend to dispose of all or any part of the Consultant Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Consultant Shares will be issued pursuant to Rule 506(b) of the Securities Act, which exemption depends, among other things, upon the compliance with the applicable provisions of the Securities Act.

3.3       Advisory Cash Compensation (Mirror Offering). The Company shall pay to the Consultant a cash fee of $240,000 in connection with the subsequent offering of its Shares pursuant to Section 6(a)(iii) of the Placement Agent Agreement, inclusive of the over-allotment option to purchase up to $1,200,000 of additional Shares (the “Mirror Offering”). Such cash fee shall be paid on a pro rata basis according to the amount of proceeds payable at each closing of such Mirror Offering in the event there is more than one closing of such Mirror Offering.

3.4       Advisory Stock Compensation (Mirror Offering). The Company shall issue the Advisor an aggregate of 420,000 shares of Series C Preferred Stock, inclusive of the over-allotment option to purchase up to $1,200,000 additional Shares, which will be issued on a pro rata basis at each closing of the Mirror Offering and shall be determined by the amount of proceeds received by the Company upon each such closing (for example, if an aggregate of $4,000,000 of Shares are sold in the Mirror Offering, then the Company shall issue the Consultant 233,333 shares of Series C Preferred Stock instead of 420,000 shares of Series C Preferred Stock) (such shares of Series C Preferred Stock, the “Advisory Shares”). The Advisory Shares shall be issued to the Consultant, or its designee, within five (5) business days after the date of each such closing of the Mirror Offering and shall be fully paid and non-assessable and deemed fully earned. The Advisory Shares will be “restricted securities” as that term is defined in the Securities Act. The Advisory Shares will be included in the Registration Statement and shall be subject to the Voting Agreement. The Advisory Shares will be exempt from registration under the Securities Act in reliance on Rule 506(b) of the Securities Act, upon issuance, will be acquired by the Advisor solely for its account for investment and not with a view to, or for resale in connection with, any distribution. The Advisor does not intend to dispose of all or any part of the Advisory Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Advisory Shares will be issued pursuant to Rule 506(b) of the Securities Act, which exemption depends, among other things, upon the compliance with the applicable provisions of the Securities Act.

3.5       Out-of-pocket expenses. Following the Effective Date, the Consultant shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with the Consultant’s performance of Advisory Services. All such expenses must be approved in advance and in writing by the Company prior to the Consultant incurring such expenses.”

2. Effect of Amendment

This Amendment shall be effective as of the date first written above and shall constitute a binding modification to the Consulting Agreement. Except as expressly modified herein, all other terms and conditions of the Consulting Agreement remain in full force and effect. In the event of any conflict between the terms of this Amendment and the Consulting Agreement, the terms of this Amendment shall control.

3. Governing Law

All questions concerning the construction, validity, enforcement, and interpretation of this Amendment shall be determined in accordance with the internal laws of the State of New York, without regard to conflict-of-law principles.

4. Counterparts

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

5. Electronic and Facsimile Signatures

Any signature page delivered electronically or by facsimile (including .pdf transmission) shall be binding to the same extent as an original signature page.

6. Headings

The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LIPELLA PHARMACEUTICALS INC.

By: /s/ Jonathan Kaufman_______
Name: Jonathan Kaufman
Title: Chief Executive Officer

SPARTAN CAPITAL SECURITIES, LLC

By: /s/ Kim Monchik___________
Name: Kim Monchik
Title: Chief Administrative Officer